UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2008 (February 1, 2008)

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

(Exact name of Registrant as Specified in Charter)

Georgia	000-51112	20-2118147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Bass Road, Macon, Georgia 31210

(Address of Principal Executive Offices)

(478) 476-2170

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment is being voluntarily filed by the registrant in order to resolve any potential investor confusion that may otherwise result from the Current Report on Form 8-K filed by the registrant on February 4, 2008, together with a copy of its press release entitled “Atlantic Southern Financial Group, Inc. Reports Fourth Quarter Net Earnings,” dated February 1, 2008 (the “Earnings Release”), and furnished as Exhibit 99.1 to the Registrant’s February 4, 2008, Current Report. This filing is being made, and the attached press release entitled “Atlantic Southern Financial Group, Inc. Reports Fourth Quarter Net Earnings,”  dated February 28, 2008, is being furnished as Exhibit 99.1 hereto, for the sole purpose of revising certain unintentional inconsistencies in the presentation of historical financial data in the Earnings Release.  Except for these revisions, there are no other changes to the Report, which is being filed in its entirety solely for convenience of reference.

Item 2.02               Results of Operation and Financial Condition

On February 28, 2008, Atlantic Southern Financial Group, Inc., the parent company of Atlantic Southern Bank, announced its earnings for the quarter and year ended December 31, 2007.  A copy of the announcement is furnished as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits

Exhibit 99.1       Press release dated February 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

DATE: February 28, 2008	By:	/s/ Carol W. Soto
Carol W. Soto
Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated February 28, 2008.